EXHIBIT 99.1

Republic Posts Net Income of $5.7 Million for the Third Quarter of 2009, a 26% Increase Over the Third Quarter of 2008

October 20, 2009

Contact: Kevin Sipes
Executive Vice President and Chief Financial Officer
(502) 560-8628

Republic Bancorp is pleased to report net income of $5.7 million for the third quarter of 2009, a $1.2 million, or 26%, increase over the same period in 2008. Diluted Earnings per Class A Common Share increased 23% for the quarter to $0.27. For the first nine months of 2009, the Company achieved net income of $38.3 million, a $5.2 million, or 16%, increase over the first nine months of 2008. Diluted Earnings per Class A Common Share increased 16% for the first nine months of 2009 to $1.84. “Once again the Company reported strong earnings for the quarter in a turbulent economic environment. Our core banking performance remained solid, as we continued to benefit from strong net interest margin driven by a growing lower-cost deposit base,” Steve Trager, Republic’s President and Chief Executive Officer noted.

Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company and Republic Bank.

The following chart highlights Republic’s third quarter and first nine months of 2009 financial performance compared to the same periods in 2008:

	QTR	QTR	%	YTD	YTD	%
(dollars in thousands, except per share data)	09/30/09	09/30/08	Increase	09/30/09	09/30/08	Increase

Net Income	$5,661	$4,502	26%	$38,287	$33,048	16%
Diluted Earnings per Class A Share	$0.27	$0.22	23%	$1.84	$1.59	16%
Return on Average Assets ("ROA")	0.74%	0.60%	23%	1.47%	1.40%	5%
Return on Average Equity ("ROE")	7.11%	6.61%	8%	16.55%	16.66%	-1%

Results of Operations for the Third Quarter of 2009 Compared to the Third Quarter of 2008

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income derived from the Company’s Core Banking increased from $5.5 million during the third quarter of 2008 to $6.3 million during the third quarter of 2009. Core Banking achieved this growth in net income despite an $849,000 increase in FDIC insurance expense and a $2.1 million increase in its provision for loan losses during the quarter.

Core Banking net interest income increased $72,000 for the third quarter of 2009 compared to the same period in 2008, as the Company’s net interest margin remained strong at 3.79% for the quarter. “We experienced solid growth of $107 million in our low cost transaction and money market accounts during the first nine months of the year. We grew these all important ‘core’ deposits because we remained an attractive alternative for commercial and consumer banking clients looking for a safe place to hold their funds, while also seeking a locally based financial institution that provides a high level of service. As a result of this growth, our overall cost of deposits, including non interest-bearing deposits, decreased to 0.85% for the third quarter of 2009. As we did earlier in 2009, we will continue to look for opportunities in the coming months within Core Banking to mitigate our risk from future increases in interest rates by extending Federal Home Loan Bank advances and taking advantage of favorable investment options as they arise,” further noted Steve Trager.

Mortgage banking income increased $596,000, or 56%, for the third quarter of 2009 compared to the same period in 2008. The majority of this increase was in the “gain on sale of loan” category, as the Company sold $90 million of fixed rate loans into the secondary market during the third quarter of 2009 compared to $56 million during the third quarter of 2008. As of September 30, 2009, the Company had $9 million in loans held for sale with $23 million in fixed rate loan commitments to its customers and $27 million in mandatory forward sales contracts primarily with the Federal Home Loan Mortgage Corporation (“Freddie Mac”).

Core Banking non interest expenses increased $2.0 million, or 10%, for the third quarter of 2009 to $23.5 million. As previously noted, Core Banking FDIC insurance expense increased $849,000, as the FDIC increased its premiums to all banks nationwide. Occupancy and equipment increased $440,000 during the three months ended September 30, 2009 compared to the same period in 2008 primarily due to growth in the Company’s infrastructure and banking center network, as well as increased leasing costs and service agreements associated with the Company’s technology and operating systems. The overall increase in non interest expense was modest despite the significant increase in FDIC insurance expense.

“As always, credit quality remains our number one focus at Republic. While provision expense was higher during the third quarter, our charge-offs as a percentage of average loans within our Core Banking were an industry-low 0.26% for the first nine months of the year. Looking ahead, we will continue to apply our conservative and disciplined underwriting standards as we strategically grow our client base. In addition, we will continue to proactively and aggressively manage our loan portfolio with the goal of maintaining our industry-strong credit quality during these challenging times,” added Trager.

Core Banking provision for loan losses increased from $191,000 during the third quarter of 2008 to $2.3 million during the third quarter of 2009. Provision expense was higher during the third quarter of 2009 due to an increase in delinquent and non performing loans, as well as an increase in historical charge-off percentages. In addition, the Company also continued to increase its allowance for loan losses to give greater consideration to qualitative factors including current economic conditions in the real estate industry.

Tax Refund Solutions (“TRS”)

TRS, which derives substantially all of its revenues during the first and second quarters of the year, historically operates at a net loss during the third and fourth quarters of the year as the Company prepares for the upcoming tax season. TRS’ net loss was $608,000 for the third quarter of 2009 compared to a net loss of $967,000 for the same period in 2008. The improvement in net loss for the quarter was primarily driven by recoveries of previously charged-off Refund Anticipation Loans (“RALs”) totaling $882,000 for the quarter. As a result of these recoveries, TRS’ RAL loss rate improved to approximately 0.99% of total RALs originated as of September 30, 2009.

Entering the final quarter of 2009, the Company will begin accumulating funds for its first quarter 2010 tax season. Due to the excessive costs associated with securitization, the Company expects to employ a similar on-balance sheet funding strategy as it did during the first quarter 2009 tax season. As a result, Republic expects to experience a decline in its total Company net interest income and net interest margin during the fourth quarter of 2009 compared to the third quarter of 2009, as it begins to accumulate additional cash. The final impact to the Company’s net interest income and net interest margin for the fourth quarter of 2009 cannot yet be determined because the Company has not finalized its strategy regarding the amount and the timing of its funding needs for the 2010 tax season.

CONCLUSION

“As we near the finish line of a successful year, our disciplined approach to a very challenging economic market remains a key factor of our continued success. The message of ‘consistency builds value’ and our ability to generate a positive return for our shareholders in all economic cycles is as relevant today as ever. We enter 2010 well-positioned with a strong capital level, a healthy franchise and a team in place that is ready to take advantage of the opportunities that come with disruption in our industry. In addition, we will continue to respond swiftly and aggressively in managing all troubled asset situations that arise. Meanwhile, Republic’s commitment to its clients and its strong capital base, which remains among the best in the country, give the communities we serve confidence that we will be there for them through the good economic times and the bad. As always, ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow.®’”concluded Steve Trager.

Republic Bancorp, Inc. (Republic) has 44 banking centers and is the parent company of: Republic Bank & Trust Company with 35 banking centers in 13 Kentucky communities - Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana: Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey, New Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.0 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic's Class A Common Stock is listed under the symbol 'RBCAA' on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2008 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sept. 30, 2009	Dec. 31, 2008	Sept. 30, 2008
Assets:
Cash and cash equivalents	$138,906	$616,303	$72,735
Investment securities	498,329	904,674	546,328
Mortgage loans held for sale	8,597	11,298	6,758
Loans	2,292,913	2,303,857	2,318,373
Allowance for loan losses	(19,793)	(14,832)	(14,247)
Federal Home Loan Bank stock, at cost	26,248	25,082	25,082
Premises and equipment, net	39,629	42,885	42,225
Goodwill	10,168	10,168	10,168
Other assets and accrued interest receivable	42,424	39,933	37,632
Total assets	$3,037,421	$3,939,368	$3,045,054

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$325,641	$273,203	$279,260
Interest-bearing	1,352,792	2,470,166	1,521,607
Total deposits	1,678,433	2,743,369	1,800,867

Securities sold under agreements to repurchase and other short-term borrowings	280,841	339,012	322,608
Federal Home Loan Bank advances	699,689	515,234	577,294
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	22,295	24,591	25,808
Total liabilities	2,722,498	3,663,446	2,767,817

Stockholders' equity	314,923	275,922	277,237
Total liabilities and Stockholders' equity	$3,037,421	$3,939,368	$3,045,054

Average Balance Sheet Data
	Third Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008
Assets:
Investment securities	$533,202	$538,270	$541,789	$574,886
Federal funds sold and other interest-earning deposits	87,202	7,723	354,618	44,850
Loans and fees, including loans held for sale	2,308,156	2,340,007	2,411,128	2,387,926
Total earning assets	2,928,560	2,886,000	3,307,535	3,007,662
Total assets	3,056,269	3,010,211	3,478,209	3,152,532

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$327,173	$279,061	$400,830	$338,569
Interest-bearing deposits	1,376,461	1,413,704	1,732,077	1,484,740
Securities sold under agreements to repurchase and other short-term borrowings	311,867	352,498	322,553	373,655
Federal Home Loan Bank advances	655,791	622,011	622,391	605,914
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,385,359	2,429,453	2,718,261	2,505,549
Stockholders' equity	318,704	272,500	308,403	264,524

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release (continued)

Income Statement Data
	Third Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008

Total interest income (1)	$38,265	$43,927	$175,128	$157,360
Total interest expense	10,529	16,081	38,655	55,613
Net interest income	27,736	27,846	136,473	101,747

Provision for loan losses	1,427	324	28,778	14,452

Non interest income:
Service charges on deposit accounts	4,990	5,117	14,404	14,595
Electronic refund check fees	137	738	25,272	17,668
Net RAL securitization income	26	157	498	13,030
Mortgage banking income	1,667	1,071	9,358	3,806
Debit card interchange fee income	1,321	1,194	3,792	3,589
Net loss on sales, calls and impairment of securities	(850)	(5,273)	(5,871)	(8,880)
Other	597	410	1,844	1,162
Total non interest income	7,888	3,414	49,297	44,970

Non interest expenses:
Salaries and employee benefits	12,652	12,611	39,815	39,726
Occupancy and equipment, net	5,474	4,878	16,811	14,304
Communication and transportation	1,056	1,024	4,000	3,246
Marketing and development	722	853	12,362	8,342
FDIC insurance expense	999	150	4,053	272
Bank franchise tax expense	685	599	1,957	2,025
Data processing	766	646	2,315	2,032
Debit card interchange expense	702	624	2,070	1,812
Supplies	463	328	1,739	1,257
Other real estate owned expense	82	19	2,065	169
Other	2,138	2,251	8,748	8,181
Total non interest expenses	25,739	23,983	95,935	81,366

Income before income tax expense	8,458	6,953	61,057	50,899
Income tax expense	2,797	2,451	22,770	17,851

Net income	$5,661	$4,502	$38,287	$33,048

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release (continued)

	Third Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008
Per Share Data:
Basic average shares outstanding	20,779	20,591	20,731	20,485
Diluted average shares outstanding	20,922	20,978	20,891	20,799

End of period shares outstanding:
Class A Common Stock	18,485	18,283	18,485	18,283
Class B Common Stock	2,309	2,322	2,309	2,322

Book value per share	$15.14	$13.45	$15.14	$13.45

Earnings per share:
Basic earnings per Class A Common Stock	0.27	0.22	1.85	1.62
Basic earnings per Class B Common Stock	0.26	0.21	1.82	1.59
Diluted earnings per Class A Common Stock	0.27	0.22	1.84	1.59
Diluted earnings per Class B Common Stock	0.26	0.20	1.80	1.56

Cash dividends declared per share:
Class A Common Stock	0.132	0.121	0.385	0.352
Class B Common Stock	0.120	0.110	0.350	0.320

Performance Ratios:
Return on average assets	0.74%	0.60%	1.47%	1.40%
Return on average equity	7.11	6.61	16.55	16.66
Efficiency ratio (2)	71	66	50	52
Yield on average earning assets	5.23	6.09	7.06	6.98
Cost of interest-bearing liabilities	1.77	2.65	1.90	2.96
Net interest spread	3.46	3.44	5.16	4.02
Net interest margin	3.79	3.86	5.50	4.51

Asset Quality Ratios:
Loans on non-accrual status	40,355	14,763	40,355	14,763
Loans past due 90 days or more and still on accrual	2	1,217	2	1,217
Total non-performing loans	40,357	15,980	40,357	15,980
Other real estate owned	3,239	2,017	3,239	2,017
Total non-performing assets	43,596	17,997	43,596	17,997
Non-performing loans to total loans	1.76%	0.69%	1.76%	0.69%
Non-performing assets to total loans (including OREO)	1.90	0.78	1.90	0.78
Allowance for loan losses to total loans	0.86	0.61	0.86	0.61
Allowance for loan losses to non-performing loans	49	89	49	89
Net loan charge-offs to average loans - Total Company	0.26	0.70	1.32	0.72
Net loan charge-offs to average loans - Banking Segment	0.42	0.51	0.26	0.26
Delinquent loans to total loans (3)	2.23	1.05	2.23	1.05

Other Information:
End of period full-time equivalent employees	752	720	752	720
Number of banking centers	44	45	44	45

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Assets:
Cash and cash equivalents	$138,906	$165,042	$442,039	$616,303	$72,735
Investment securities	498,329	519,376	452,782	904,674	546,328
Mortgage loans held for sale	8,597	33,287	11,499	11,298	6,758
Loans	2,292,913	2,287,178	2,314,689	2,303,857	2,318,373
Allowance for loan losses	(19,793)	(19,886)	(17,878)	(14,832)	(14,247)
Federal Home Loan Bank stock, at cost	26,248	26,248	26,248	25,082	25,082
Premises and Equipment, net	39,629	40,369	40,700	42,885	42,225
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	42,424	42,558	57,398	39,933	37,632
Total assets	$3,037,421	$3,104,340	$3,337,645	$3,939,368	$3,045,054

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$325,641	$338,806	$380,039	$273,203	$279,260
Interest-bearing	1,352,792	1,415,982	1,588,756	2,470,166	1,521,607
Total deposits	1,678,433	1,754,788	1,968,795	2,743,369	1,800,867

Securities sold under agreements to repurchase and other short-term borrowings	280,841	299,028	325,214	339,012	322,608
Federal Home Loan Bank advances	699,689	659,732	635,191	515,234	577,294
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	22,295	40,008	63,622	24,591	25,808
Total liabilities	2,722,498	2,794,796	3,034,062	3,663,446	2,767,817

Stockholders' equity	314,923	309,544	303,583	275,922	277,237
Total liabilities and Stockholders' equity	$3,037,421	$3,104,340	$3,337,645	$3,939,368	$3,045,054

Average Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Assets:
Investment securities	$533,202	$519,902	$572,694	$792,641	$538,270
Federal funds sold and other interest-earning deposits	87,202	188,604	795,834	232,591	7,723
Loans and fees, including loans held for sale	2,308,156	2,316,494	2,612,313	2,315,382	2,340,007
Total earning assets	2,928,560	3,025,000	3,980,841	3,340,614	2,886,000
Total assets	3,056,269	3,216,869	4,174,783	3,470,788	3,010,211

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$327,173	$346,065	$531,496	$269,903	$279,061
Interest-bearing deposits	1,376,461	1,475,972	2,355,747	1,940,405	1,413,704
Securities sold under agreements to repurchase and other short-term borrowings	311,867	328,951	327,006	381,695	352,498
Federal Home Loan Bank advances	655,791	662,652	547,540	536,161	622,011
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,385,359	2,508,815	3,271,533	2,899,501	2,429,453
Stockholders' equity	318,704	311,831	293,456	276,663	272,500

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release (continued)

Income Statement Data
	Quarterly Comparison
	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008

Total interest income (4)	$38,265	$39,506	$97,357	$44,782	$43,927
Total interest expense	10,529	11,585	16,541	16,805	16,081
Net interest income	27,736	27,921	80,816	27,977	27,846

Provision for loan losses	1,427	1,686	25,665	1,753	324

Non interest income:
Service charges on deposit accounts	4,990	4,992	4,422	4,809	5,117
Electronic refund check fees	137	2,230	22,905	88	738
Net RAL securitization income	26	60	412	317	157
Mortgage banking income	1,667	3,517	4,174	(270)	1,071
Debit card interchange fee income	1,321	1,312	1,159	1,187	1,194
Net loss on sales, calls and impairment of securities	(850)	(1,896)	(3,125)	(5,484)	(5,273)
Other	597	692	555	343	410
Total non interest income	7,888	10,907	30,502	990	3,414

Non interest expenses:
Salaries and employee benefits	12,652	12,647	14,516	12,392	12,611
Occupancy and equipment, net	5,474	5,428	5,909	5,456	4,878
Communication and transportation	1,056	1,021	1,923	1,426	1,024
Marketing and development	722	663	10,977	866	853
FDIC insurance expense	999	2,004	1,050	880	150
Bank franchise tax expense	685	637	635	573	599
Data processing	766	779	770	739	646
Debit card interchange expense	702	694	674	590	624
Supplies	463	398	878	392	328
Other real estate owned expense	82	272	1,711	69	19
Other	2,138	2,011	4,599	2,843	2,251
Total non interest expenses	25,739	26,554	43,642	26,226	23,983

Income before income tax expense	8,458	10,588	42,011	988	6,953
Income tax expense	2,797	3,721	16,252	384	2,451

Net income	$5,661	$6,867	$25,759	$604	$4,502

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release (continued)

	Quarterly Comparison
	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Per Share Data:
Basic average shares outstanding	20,779	20,749	20,662	20,615	20,591
Diluted average shares outstanding	20,922	20,910	20,832	20,886	20,978

End of period shares outstanding:
Class A Common Stock	18,485	18,439	18,412	18,318	18,283
Class B Common Stock	2,309	2,310	2,310	2,310	2,322

Book value per share	$15.14	$14.92	$14.65	$13.38	$13.45

Earnings per share:
Basic earnings per Class A Common Stock	0.27	0.33	1.25	0.03	0.22
Basic earnings per Class B Common Stock	0.26	0.32	1.24	0.02	0.21
Diluted earnings per Class A Common Stock	0.27	0.33	1.24	0.03	0.22
Diluted earnings per Class B Common Stock	0.26	0.32	1.23	0.02	0.20

Cash dividends declared per share:
Class A Common Stock	0.132	0.132	0.121	0.121	0.121
Class B Common Stock	0.121	0.121	0.110	0.110	0.110

Performance Ratios:
Return on average assets	0.74%	0.85%	2.47%	0.07%	0.60%
Return on average equity	7.11	8.81	35.11	0.87	6.61
Efficiency ratio (2)	71	65	38	76	66

Yield on average earning assets	5.23	5.22	9.78	5.36	6.09
Cost of interest-bearing liabilities	1.77	1.85	2.02	2.32	2.65
Net interest spread	3.46	3.37	7.76	3.04	3.44
Net interest margin	3.79	3.69	8.12	3.35	3.86

Asset Quality Data:
Loans on non-accrual status	40,355	31,094	24,133	11,324	14,763
Loans past due 90 days or more and still on accrual	2	318	352	2,133	1,217
Total non-performing loans	40,357	31,412	24,485	13,457	15,980
Other real estate owned	3,239	2,723	6,386	5,737	2,017
Total non-performing assets	43,596	34,135	30,871	19,194	17,997
Non-performing loans to total loans	1.76%	1.37%	1.06%	0.58%	0.69%
Non-performing assets to total loans (including OREO)	1.90	1.49	1.33	0.83	0.78
Allowance for loan losses to total loans	0.86	0.87	0.77	0.64	0.61
Allowance for loan losses to non-performing loans	49	64	73	110	89
Net loan charge-offs to average loans - Total Company	0.26	(0.06)	3.46	0.20	0.70
Net loan charge-offs to average loans - Banking Segment	0.42	0.23	0.13	0.25	0.51
Delinquent loans to total loans (3)	2.23	1.71	1.53	1.07	1.05

Other Information:
End of period full-time equivalent employees	752	745	742	724	720
Number of banking centers	44	44	45	45	45

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between Traditional Banking, Mortgage Banking and Tax Refund Solutions (“TRS”). Loans, investments and deposits provide the majority of revenue from traditional banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; Refund Anticipation Loan (“RAL”) fees, Electronic Refund Check (“ERC”)/ Electronic Refund Deposit (“ERD”) fees and Net RAL securitization income provide the majority of the revenue from TRS. All Company segments are domestic. Segment information for the three months and nine months ended September 30, 2009 and 2008 follows:

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release (continued)

	Three Months Ended September 30, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$27,576	$47	$113	$27,736
Provision for loan losses	2,309	(882)	-	1,427

Electronic Refund Check fees	-	137	-	137
Net RAL securitization income	-	26	-	26
Mortgage banking income	-	-	1,667	1,667
Net loss on sales, calls and impairment of securities	(850)	-	-	(850)
Other non interest income	6,864	18	26	6,908
Total non interest income	6,014	181	1,693	7,888

Total non interest expenses	23,132	2,283	324	25,739

Gross operating profit	8,149	(1,173)	1,482	8,458
Income tax expense	2,855	(565)	507	2,797
Net income	$5,294	$(608)	$975	$5,661

Segment assets	$3,020,498	$7,966	$8,957	$3,037,421

Net interest margin	3.79%	NM	NM	3.79%

	Three Months Ended September 30, 2008
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$27,520	$229	$97	$27,846
Provision for loan losses	191	133	-	324

Electronic Refund Check fees	-	738	-	738
Net RAL securitization income	-	157	-	157
Mortgage banking income	-	-	1,071	1,071
Net loss on sales, calls and impairment of securities	(5,273)	-	-	(5,273)
Other non interest income	7,140	25	(444)	6,721
Total non interest income	1,867	920	627	3,414

Total non interest expenses	21,250	2,574	159	23,983

Gross operating profit	7,946	(1,558)	565	6,953
Income tax expense	2,840	(591)	202	2,451
Net income	$5,106	$(967)	$363	$4,502

Segment assets	$2,981,809	$56,428	$6,817	$3,045,054

Net interest margin	3.85%	NM	NM	3.86%

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release (continued)

	Nine Months Ended September 30, 2009
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$82,905	$52,880	$688	$136,473
Provision for loan losses	9,425	19,353	-	28,778

Electronic Refund Check fees	-	25,272	-	25,272
Net RAL securitization income	-	498	-	498
Mortgage banking income	-	-	9,358	9,358
Net loss on sales, calls and impairment of securities	(5,871)	-	-	(5,871)
Other non interest income	19,912	50	78	20,040
Total non interest income	14,041	25,820	9,436	49,297

Total non interest expenses	71,212	23,632	1,091	95,935

Gross operating profit	16,309	35,715	9,033	61,057
Income tax expense	5,428	14,290	3,052	22,770
Net income	$10,881	$21,425	$5,981	$38,287

Segment assets	$3,020,498	$7,966	$8,957	$3,037,421

Net interest margin	3.79%	NM	NM	5.50%

	Nine Months Ended September 30, 2008
(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$81,086	$20,373	$288	$101,747
Provision for loan losses	6,094	8,358	-	14,452

Electronic Refund Check fees	-	17,668	-	17,668
Net RAL securitization income	-	13,030	-	13,030
Mortgage banking income	-	-	3,806	3,806
Net loss on sales, calls and impairment of securities	(8,880)	-	-	(8,880)
Other non interest income	20,619	29	(1,302)	19,346
Total non interest income	11,739	30,727	2,504	44,970

Total non interest expenses	63,203	17,545	618	81,366

Gross operating profit	23,528	25,197	2,174	50,899
Income tax expense	8,135	8,966	750	17,851
Net income	$15,393	$16,231	$1,424	$33,048

Segment assets	$2,981,809	$56,428	$6,817	$3,045,054

Net interest margin	3.90%	NM	NM	4.51%

Republic Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $763,000 and $1.3 million for the quarters ended September 30, 2009 and 2008. The amount of loan fee income included in total interest income was $59.8 million and $23.0 million for the nine months ended September 30, 2009 and 2008.

(2) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net loss on sales, calls and impairment of investment securities.

(3) – Equals total loans over 30 days past due divided by total loans.

(4) – The amount of loan fee income included in total interest income per quarter was as follows: $763,000 (quarter ended September 30, 2009), $1.2 million (quarter ended June 30, 2009), $57.8 million (quarter ended March 31, 2009), $1.4 million (quarter ended December 31, 2008 and, $1.3 million (quarter ended September 30, 2008).

NM – Not meaningful